UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol	Name of exchange on which registered
None	None	None

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of Scott’s Liquid Gold-Inc. (the “Company”) was held on May 8, 2019.  During the Annual Meeting, the following matters were submitted to the shareholders of the Company:

Proposal 1: Election of Directors:

The shareholders elected each of the following individuals named in the proxy statement for the Annual Meeting to serve on the Board of Directors for a term of one year, or until his or her successor is duly elected and qualified, with the votes cast as follows:

Nominees	Votes For	Withheld
Leah S. Bailey	7,371,436	1,228,531
Mark E. Goldstein	7,370,836	1,229,131
Gerald J. Laber	6,733,883	1,866,084
Philip A. Neri	6,890,193	1,709,774
Kevin A. Paprzycki	7,209,936	1,390,031
Andrew J. Summers	8,201,100	398,867

Proposal 2: Advisory Vote to Approve Executive Compensation (Say-On-Pay):

The shareholders approved executive compensation (say-on-pay), with the votes cast as follows:

Votes
Votes for	5,472,247
Votes against	2,478,063
Abstentions	649,657

Proposal 3: Advisory Vote on the Frequency of Say-On-Pay Votes:

The frequency of holding the say-on-pay vote every three years received the highest number of votes, with the votes cast as follows:

Votes
Every three years	4,207,138
Every two years	492,309
Every one year	3,830,509
Abstentions	70,011

With respect to Proposal No. 3, the advisory vote on the frequency of say-on-pay votes, the votes approving a three year frequency represented approximately 49% of the votes cast.  Taking into consideration the results of this advisory vote, the Board has approved holding the say-on-pay vote every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date:	May 10, 2019	By:	/s/ Mark E. Goldstein
Mark E. Goldstein
President and Chief Executive Officer